                                                                    Exhibit 10.3

      SECOND MODIFICATION TO BUSINESS LOAN AND SECURITY AGREEMENT AND OTHER
                                 LOAN DOCUMENTS

      THIS SECOND MODIFICATION TO BUSINESS LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this "Modification"), dated July 29, 2005, is made by and among
(i) Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank ("Citizens Bank"), acting in its capacity as agent for the Lenders (the "Agent"); (ii) Citizens Bank, acting in its individual capacity as Swing Line Lender (the "Swing Line Lender"); (iii) Citizens Bank, acting in its individual capacity as a Lender, First Horizon Bank, a division of First Tennessee Bank National Association ("First Horizon") and any other "Lender" parties to the hereinafter referenced Loan Agreement from time to time (collectively, the "Lenders"); (iv) Opinion Research Corporation, a Delaware corporation, Macro International Inc., a Delaware corporation, ORC ProTel, LLC, a Delaware limited liability company, Social and Health Services, Ltd., a Maryland corporation, ORC Holdings, Ltd., an English Company and O.R.C. International Ltd., an English Company (each individually, a "Borrower" and collectively, the "Borrowers")(1); and (v) each other "Borrower" party to the Loan Agreement from time to time. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Loan Agreement.

                                WITNESSETH THAT:

      WHEREAS, on May 4, 2004, the Borrowers obtained a loan and certain other financial accommodations (the "Original Loan") from the Lenders in the aggregate maximum principal amount of Thirty-five Million and No/100 Dollars ($35,000,000.00) pursuant to the terms and conditions of a certain Business Loan and Security Agreement dated as of May 4, 2004 (as the same may be modified or amended from time to time, the "Loan Agreement"), by and among the Borrowers, the Agent, the Swing Line Lender and the Lenders; and

      WHEREAS, the Lenders agreed to: (i) increase the maximum principal amount of the Loan by extending a new term loan (the "Term Facility", and collectively with the Original Loan, the "Loan") in the amount of Fifteen Million and No/100 Dollars ($15,000,000.00), which increased the aggregate maximum principal amount of the Original Loan from Thirty-five Million and No/100 Dollars ($35,000,000.00) to Fifty Million and No/100 Dollars ($50,000,000.00), and (ii)
modify certain other terms and provisions set forth in the Loan Agreement and the other Loan Documents, each pursuant to the terms and conditions of a certain First Modification to Business Loan and Security Agreement and Other Loan Documents dated as of March 15, 2005 (the "First Modification") by and among the Agent, the Lenders and the Borrowers;

      WHEREAS, the Loan is currently evidenced by (i) a certain Revolving Promissory Note dated May 4, 2004, in the maximum principal amount of Twenty-five Million and No/100 Dollars ($25,000,000.00), made by the Borrowers and payable to the order of Citizens Bank, (ii) a certain Revolving Promissory Note dated May 4, 2004, in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00), made by the Borrowers and payable to the order of First Horizon, (iii) a certain Swing Line Promissory Note dated May 4, 2004, in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00) made by the Borrowers and payable to the order of the

--------------
(1) Note that ORC Inc. was merged with and into Opinion Research Corporation on June 7, 2004.

Swing Line Lender; (iv) a certain Term Promissory Note dated March 15, 2005, in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00), made by the Borrowers and payable to the order of Citizens Bank, and (v) a certain Term Promissory Note dated March 15, 2005, in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00), made by the Borrowers and payable to the order of First Horizon (collectively, the "Notes"), each secured by, among other things, (a) the Collateral described in the Loan Agreement and (b) certain collateral documents, instruments and agreements executed, issued and/or delivered by one or more of the Borrowers to the Agent for the ratable benefit of the Lenders, in connection with the Loan (collectively, the "Collateral Documents"); and

      WHEREAS, the Borrowers have requested and the Lenders have agreed to (i) permit the Borrowers to incur an additional Twenty Million and No/100 Dollars ($20,000,000.00) of unsecured debt, pursuant to the terms of a certain Senior Subordinated Note Purchase Agreement (the "Subordinated Loan Agreement") dated of even date herewith, by and among the Borrowers and The Royal Bank of Scotland plc ("RBS"), and (ii) revise certain of the financial covenants of the Borrowers set forth in the Loan Agreement, in each case subject to the terms and conditions set forth herein.

      NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Recitals. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

      2. The Lenders, pursuant to Section 7.7 of the Loan Agreement, hereby consent to the Borrowers' incurring an additional Twenty Million and No/100 Dollars ($20,000,000.00) of unsecured debt (the "Subordinated Loan") pursuant to the terms of the Subordinated Loan Agreement, subject to the terms and provisions of this Modification. Prior to or simultaneously with the execution and delivery of this Modification, the Agent and its counsel shall have received the following, each in form and substance satisfactory to the Agent and its counsel in all respects: (a) copies of the fully executed Subordinated Loan Agreement and each other document executed in connection therewith, certified by the Borrowers to be true, correct and complete in all respects; (b) certified resolutions and consents, authorizing the execution and performance of this Modification, the Subordinated Loan Agreement (and related documents), and the transactions contemplated hereby and thereby; (c) a Subordination and Intercreditor Agreement, executed by the Borrowers and RBS; and (d) such other documents, instruments and agreements as the Agent may reasonably request.

      3. Definitional Amendments.

The following definitions of "Indemnitee", "RBS", "RBS Documents", "RBS Subordination Agreement", "Subordinated Loan" and "Subordinated Loan Agreement" are hereby added to the "Certain Definitions" section of the Loan Agreement:

            "INDEMNITEE" shall have the meaning attributed to such term in
            Section 12.20 of this Agreement.

            "RBS" shall mean the Royal Bank of Scotland plc, a corporation organized under the laws of Scotland.

            "RBS DOCUMENTS" shall mean any and all documents, instruments and agreements now or hereafter executed, issued and/or delivered in connection with the Subordinated Loan.

            "RBS SUBORDINATION AGREEMENT" shall mean that certain Subordination and Intercreditor Agreement dated as of July 29, 2005 between RBS and the Agent, and acknowledged by the Borrowers.

            "SUBORDINATED LOAN" shall mean a subordinated unsecured loan in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) made available to the Borrowers by RBS pursuant to the terms of the Subordinated Loan Agreement.

            "SUBORDINATED LOAN AGREEMENT" shall mean that certain Senior Subordinated Note Purchase Agreement dated as of July 29, 2005 by and among the Borrowers and RBS."

      4. Sections 6.15(a) and 6.15(c) set forth in the Loan Agreement are hereby deleted in their entirety, and the following substituted in lieu thereof:

            "(a) Fixed Charge Coverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain on a consolidated basis a Fixed Charge Coverage Ratio of: (i) not less than 1.10 to 1.00 for each fiscal quarter up to and including the fiscal quarter ending December 31, 2007; and (ii) not less than 1.15 to 1.00 for the fiscal quarter ending March 30, 2008 and each fiscal quarter thereafter. For purposes of the foregoing, "Fixed Charge Coverage Ratio" shall mean, for each measurement period, the sum of EBITDA, plus real property rent expense and operating lease expense, divided by the sum of the Borrowers' and the Non-Borrower Subsidiaries' real property rent expense and operating lease expense, plus cash interest expense, plus cash taxes paid, plus required principal payments on debt, plus capital lease payments. The Fixed Charge Coverage Ratio shall be measured on the last day of each fiscal quarter throughout the term of the Loan and shall be calculated on a four (4) quarter rolling basis.

            (c) Leverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain on a consolidated basis for each quarter ending during the periods specified below, a Leverage Ratio of not more than the following:

                                  REQUIRED
          PERIOD               LEVERAGE RATIO
          ------               --------------
From June 30, 2005 through    Less than or equal
       March 31, 2006           to 4.50 to 1.00

From and after April 1, 2006  Less than or equal
                               to 4.00 to 1.00

            For purposes of the foregoing, "Leverage Ratio" shall mean, for each measurement period, the ratio of the Borrower's and the Non-Borrower Subsidiaries Total Debt to EBITDA. The Leverage Ratio shall be measured on the last day of each fiscal quarter throughout the term of the Loan."

      5. The following are hereby added as Sections 6.15(f) and 6.15(g), respectively, to the Loan Agreement:

            "(f) Senior Debt Leverage Ratio. From and after September 30, 2005, the Borrowers and the Non-Borrower Subsidiaries will maintain on a consolidated basis for each quarter ending during the periods specified below, a Senior Debt Leverage Ratio less than or equal to
            3.00 to 1.00. For purposes of the foregoing, "Senior Debt Leverage Ratio" shall mean, for each measurement period, the ratio of the total amount of the outstanding Loans to EBITDA. The Senior Debt Leverage Ratio shall be measured on the last day of each fiscal quarter throughout the term of the Loan.

            (g) Interest Coverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain an Interest Coverage Ratio, measured on the last day of each fiscal quarter throughout the term of the Loan, of at least 2.50 to 1.00. For purposes of the foregoing, "Interest Coverage Ratio" shall mean, for each measurement period, the ratio of EBITDA to the Borrowers' and the Non-Borrower Subsidiaries' cash interest expense during such period."

      6. The parenthetical set forth in Section 7.1(c) of the Loan Agreement beginning "(other than this Agreement...)" is hereby deleted in its entirety and replaced with the following: "(other than this Agreement, the Loan Documents and the RBS Documents)".

      7. The lead-in portion of Section 7.7(a) set forth in the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            "(a) suffer or permit the Borrowers, collectively, to incur any Indebtedness in excess of One Million and No/100 Dollars ($1,000,000.00), in the aggregate, per annum, whether direct or indirect, except for:"

      8. The following is hereby added as Section 7.7(a)(viii) of the Loan
Agreement: "Indebtedness incurred pursuant to the Subordinated Loan Agreement".

      9. Section 7.8(a) set forth in the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            "(a) Declare or pay any dividends. Notwithstanding the foregoing, any Borrower shall be entitled to pay dividends to its shareholders (so long as another Borrower is the majority shareholder) without limit on the dollar amount thereof, provided that (i) no Event of Default shall exist, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default; and (ii) if any such dividends are payable to both a Borrower and a non-Borrower minority shareholder, the aggregate amount of any and all dividends paid or payable to all non-Borrower minority shareholders shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) per annum."

      10. Pursuant to Sections 7.8(b) and 7.8(c) of the Loan Agreement, the Lenders hereby consent to the one-time repurchase and/or redemption (the "Repurchase/Redemption") of all of the issued and outstanding common stock (other than 39,600 shares of such common stock which was purchased on the open market), Series B Preferred Stock, warrants (including the anti-dilution warrants) and Series C Preferred Stock of Opinion Research Corporation, and all associated rights therein, from LLR Equity Partners, L.P. and/or LLR Equity Partners Parallel, L.P., and in connection therewith, the Borrowers hereby acknowledge that the proceeds of the Subordinated Loan will be fully advanced on the date hereof, and may not be readvanced and reborrowed, and shall be used solely to effect the Repurchase/Redemption.

      11. Section 7.15 is hereby added to the Loan Agreement as follows:

            "Subordinated Loan. The Borrowers may only modify or amend the terms of the Subordinated Loan, modify, supplement or amend the RBS Documents executed, issued and/or delivered in connection with the Subordinated Loan (true and correct copies of which were delivered to the Lenders in connection with the Second Modification to Business Loan and Security Agreement and Other Loan Documents), and/or make voluntary prepayments of amounts owing pursuant to the Subordinated Loan to the extent not prohibited by the terms of the RBS Subordination Agreement."

      12. Section 9.1(e) and (f) set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

            "(e) if there shall be non-compliance with or a breach of any of the affirmative covenants contained in this Agreement (other than financial covenants set forth in Section 6.15 of this Agreement and unless otherwise covered in this Section 9.1), or, any of the negative covenants set forth in Sections 7.7, 7.8 or 7.11 of this Agreement to the extent that they are curable, and such non-compliance or breach shall continue unremedied after fifteen
            (15) days written notice from the Agent.

            (f) if there shall be non-compliance with or a breach of any of the negative covenants contained in this Agreement (other than with respect to those described in Section 9.1(e) of this Agreement)."

      13. Section 9.1(o) set forth in the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof: "if a default shall occur under the Subordinated Loan or any of the RBS Documents and such default shall remain uncured beyond any applicable notice and cure period."

      14. Section 9.2(h) is hereby added to the Loan Agreement as follows:

            "(h) If an Event of Default specified in paragraph (i) of Section
            9.1 hereof shall have occurred, the unpaid principal balance of the Notes and interest accrued thereon and all other Obligations shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived."

      15. Section 12.20 is hereby added to the Loan Agreement as follows:

            "Section 12.20. INDEMNITY; WAIVER OF CONSEQUENTIAL DAMAGES, ETC.

            (a) Indemnification by the Borrowers. Borrowers shall, jointly and severally, indemnify the Agent (and any sub-agent thereof), and each Lender, and each affiliate of any of the foregoing persons (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any actual or alleged presence of Releases on or from any property owned or operated by any Borrower or any Non-Borrower Subsidiary, or any environmental liability related in any way to any Borrower or any Non-Borrower Subsidiary, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Non-Borrower Subsidiary, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or breach of this Agreement by Indemnitee.

            (b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Borrower agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            (c) Payments. All amounts due under this Section 12.20 shall be payable not later than five (5) Business Days after demand therefor.

      16. To the extent that any Loan Document, as of the date hereof, would prohibit the payment of a "Subordinated Debt Payment" expressly permitted pursuant to the Subordination Agreement, such Loan Document shall be deemed amended accordingly to permit the payment thereof if made in accordance with the terms of the Subordination Agreement. For purposes hereof, a "Subordinated Debt Payment" means (i) reimbursement of out-of-pocket costs and expenses incurred by RBS in the ordinary course of its administration of the Subordinated Loan (but not enforcement of the rights or remedies thereunder), as provided in the RBS Documents, (ii) any regularly scheduled payments of accrued and unpaid interest pursuant to the Subordinated Loan (without giving effect to any acceleration or other modification of any due date of the Subordinated Loan) and (iii) annual Monitoring Fees (as defined in the RBS Documents.

      17. The Lenders recognize that as a result of the failed issuance of additional equity interests, the Borrowers incurred certain expenses, and additionally, in connection the Repurchase/Redemption, the Borrowers will incur losses, (collectively, the "Repurchase Expenses and Losses"), in the maximum amount of Eleven Million One Hundred Thousand and No/100 Dollars ($11,100,000.00), which will cause the Borrowers to incur negative Consolidated Net Income for the fiscal quarter ending September 30, 2005, resulting in a violation of Section 6.15(e) of the Loan Agreement. The Lenders hereby consent to the Borrowers adding-back the Repurchase Expenses and Losses to the Borrowers' operating income, solely for the purpose of calculating Consolidated Net Income for the fiscal quarter ending September 30, 2005. As a result, the Repurchase Expenses and Losses would also constitute (without duplication) an add back to the Borrowers' EBITDA for the fiscal quarter ended September 30, 2005 and their Consolidated Net Income and EBITDA for any period which includes such fiscal quarter. The consent by the Lenders to the above-referenced add-back to the Borrowers Consolidated Net Income constitutes a one-time waiver of the requirements of the Loan Agreement specific to the Repurchase/Redemption. Nothing contained herein shall constitute a waiver of any other provision of the Loan Agreement or any other Loan Document.

      18. EXHIBIT 5 attached to the Loan Agreement is hereby deleted in its entirety, and EXHIBIT 5 attached to this Modification substituted in lieu thereof.

      19. Simultaneously with the Borrowers' execution and delivery of this Modification (and as a condition precedent to the effectiveness of this Modification), the Borrowers shall (a) pay to the Agent (for the ratable benefit of the Lenders), in immediately available funds, an administrative fee in the amount of Twenty Five Thousand and No/100 Dollars ($25,000.00), which fee the Borrowers acknowledge has been fully earned by the Lenders; (b) pay to the Agent, in immediately available funds, all of the Agent's and Lenders' costs and expenses associated with this Modification and the transactions referenced herein or contemplated hereby, including, without limitation, the Agent's and Lenders' reasonable legal fees and expenses; and (c) deliver to the Agent the other documents, instruments and agreements referenced herein.

      20. The Borrowers hereby represent, warrant, acknowledge and agree that as of the date hereof (a) the Revolving Facility has a current outstanding principal balance of approximately Twenty-six Million Four Hundred Ninety-two Thousand One Hundred Eighty-six and 81/100 Dollars ($26,492,186.81); (b) the Swing Line Outstandings Amount is approximately Nine Hundred Ninety-eight Thousand Seven Hundred Forty-five and 72/100 Dollars ($998,745.72); (c) the face amount of outstanding Letters of Credit is Zero and No/100 Dollars ($0.00); (d) the Term Facility has a current outstanding principal balance of approximately Fourteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($14,250,000.00);
(e) after giving effect to the transactions contemplated hereby, there are no set-offs or defenses against and no defaults under the Loan Agreement, any of the Notes or any other

Loan Document; (f) after giving effect to the transactions contemplated hereby, no act, event or condition has occurred which, with notice or the passage of time, or both, would constitute a default under the Loan Agreement, any of the Notes or any other Loan Document; (g) all of the representations and warranties of the Borrowers contained in the Loan Agreement expressly qualified by a "materiality" standard are true and correct in all respects as of the date hereof, and all of the representations and warranties of the Borrowers contained in the Loan Agreement not expressly qualified by a "materiality" standard are true and correct in all material respects as of the date hereof (except with respect to those changes in facts and circumstances which are expressly permitted by the terms of the Loan Agreement or to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; and (h) all schedules attached to the Loan Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Loan Agreement (as modified) remain true, accurate and complete, as updated in writing to the Agent as of the date of this Modification.

      21. The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Agent and/or the Lenders directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this Modification by the Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

      22. Except as expressly set forth herein, nothing contained in this Modification is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Loan Agreement and/or the other Loan Documents or to waive or release any collateral given by the Borrowers to secure the Notes, nor shall this Modification be deemed or considered to operate as a novation of the Notes, the Loan Agreement or the other Loan Documents. Except to the extent of any express conflict with this Modification or except as otherwise expressly contemplated by this Modification, all of the terms and conditions of the Notes, the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Loan Agreement or the other Loan Documents and this Modification, this Modification shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Modification.

      23. If any term, condition, or any part thereof, of this Modification, the Loan Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this Modification, the Loan Agreement and the other Loan Documents, and this Modification, the Loan Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

      24. The Borrowers acknowledge that, at all times prior to and through the date hereof, the Agent and the Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in its relationship with the Borrowers in connection with this Modification and in connection with the obligations of the Borrowers to the Agent and the Lenders under the Loan; the Borrowers hereby waiving and releasing any claims to the contrary.

      25. The Borrowers hereby acknowledge and agree that, from and after the date hereof, all references to the "Loan Agreement" set forth in any Loan Document shall mean the Loan Agreement, as modified pursuant to the First Modification and this Modification, and that except as expressly modified hereby, the Loan Agreement shall be and remain unchanged and in full force and effect, and the same is hereby expressly approved, ratified and confirmed.

      26. The Borrowers acknowledge (a) that they have participated in the negotiation of this Modification, and no provision of this Modification shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (b) that each has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Modification, and each has had the opportunity to review, analyze, and discuss with its counsel this Modification, and the underlying factual matters relevant to this Modification, for a sufficient period of time prior to the execution and delivery hereof; (c) that all of the terms of this Modification were negotiated at arm's length; (d) that this Modification was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (e) that the execution and delivery of this Modification by each of the Borrowers is its free and voluntary act and deed for the purposes contained herein.

      27. This Modification shall be governed by the laws of the State of Maryland, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      28. This Modification may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile and each party hereto agrees to be bound by its facsimile signature.

      29. With the understanding that RBS and Citizens Bank have adverse interests in connection with the Loan, and each has hired its own counsel to represent its respective interests, the Borrowers, by executing this Modification (i) acknowledge that RBS is the parent company of Citizens Bank,
(ii) waive any conflict that may arise from such relationship, and (iii) acknowledge that Citizens Bank has treated, and shall continue to treat RBS as if it were an unaffiliated third party subordinated creditor and has not, and will not provide RBS with any preferential treatment.

            [The Remainder of This Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have executed this Modification as of the date first above written.

                                 BORROWERS:

WITNESS: OPINION RESEARCH CORPORATION, a Delaware corporation

By: /s/ Kevin P. Croke        By: /s/ Douglas L. Cox
    --------------------          --------------------------------------------
    Name: Kevin P. Croke      Name: Douglas L. Cox
                              Title: Executive V.P.

WITNESS:                      MACRO INTERNATIONAL INC., a Delaware corporation

By: /s/ Douglas L. Cox        By: /s/ Kevin P. Croke
    --------------------          --------------------------------------------
    Name: Douglas L. Cox      Name: Kevin P. Croke
                              Title: Asst. Secretary

WITNESS: ORC PROTEL, LLC, a Delaware limited liability company

By: /s/ Douglas L. Cox        By: /s/ Kevin P. Croke
    --------------------          --------------------------------------------
    Name: Douglas L. Cox      Name: Kevin P. Croke
                              Title: Secretary

                                                                    Exhibit 10.3

WITNESS: SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By: /s/ Douglas L. Cox        By: /s/ Kevin P. Croke
    -----------------------       -----------------------------------------
    Name: Douglas L. Cox      Name: Kevin P. Croke
                              Title: Secretary

WITNESS:                      ORC HOLDINGS, LTD., an English company

By: /s/ Douglas L. Cox        By: /s/ Kevin P. Croke
    -----------------------       -----------------------------------------
    Name: Douglas L. Cox      Name: Kevin P. Croke
                              Title:  Authorized Person

WITNESS:                      O.R.C. INTERNATIONAL LTD, an English company

By: /s/ Douglas L. Cox        By: /s/ Kevin P. Croke
    -----------------------       -----------------------------------------
    Name: Douglas L. Cox      Name: Kevin P. Croke
                              Title: Authorized Person

                              LENDER(S):

                              CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

                              By: /s/ Criss M. Kennedy
                                  ---------------------------------------------
                              Name: Criss M. Kennedy
                              Title: V.P.

                              FIRST HORIZON BANK, a division of First Tennessee Bank National Association

                              By: /s/ Gill H. Waller
                                  ---------------------------------------------
                              Name: Gill H. Waller
                              Title: S.V.P.

                              AGENT:

                              CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

                              By: /s/ Criss M. Kennedy
                                  ---------------------------------------------
                              Name: Criss M. Kennedy
                              Title: V.P.